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                                                                     EXHIBIT 4.3

                              (Face of Certificate)

                               WARRANT CERTIFICATE


               UNTIL THE SEPARATION DATE (AS DEFINED), THIS WARRANT HAS BEEN ISSUED AS, AND MUST BE TRANSFERRED AS, A UNIT TOGETHER WITH THE ASSOCIATED 13% SENIOR NOTES DUE 2010 OF METRICOM, INC. ("THE COMPANY") AND METRICOM FINANCE, INC. EACH UNIT CONSISTS OF $1,000 PRINCIPAL AMOUNT OF NOTES AND A WARRANT TO PURCHASE 4.75 SHARES OF COMMON STOCK OF THE COMPANY, SUBJECT TO ADJUSTMENT UNDER CERTAIN CIRCUMSTANCES. A COPY OF THE WARRANT AGREEMENT PURSUANT TO WHICH THE WARRANTS HAVE BEEN ISSUED IS AVAILABLE FROM THE COMPANY UPON REQUEST.]

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO HEREIN.

               THE EXERCISE OF THIS WARRANT (AND THE OWNERSHIP OF COMMON STOCK ISSUABLE UPON THE EXERCISE THEREOF) MAY BE LIMITED BY THE COMPANY IN ORDER TO ENSURE COMPLIANCE WITH THE RULES, REGULATIONS AND POLICIES OF THE FEDERAL COMMUNICATIONS COMMISSION, AND THIS WARRANT WILL NOT BE EXERCISABLE BY ANY HOLDER IF SUCH EXERCISE WOULD CAUSE THE COMPANY TO BE IN VIOLATION OF THE COMMUNICATIONS ACT OF 1934 OR THE RULES, REGULATIONS AND POLICIES OF THE FEDERAL COMMUNICATIONS COMMISSION.


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CUSIP 591596AH4                           No. 1  Certificate for _____ Warrants

               WARRANTS TO PURCHASE COMMON STOCK OF METRICOM, INC.

               THIS CERTIFIES THAT __________, or its registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Metricom, Inc., a Delaware corporation (the "Company"), 4.75 shares of Common Stock, par value of $0.001 per share, of the Company (the "Common Stock") at the per share exercise price of $87.00 (the "Exercise Price"), or by Cashless Exercise referred to below. This Warrant Certificate shall terminate and become void as of the close of business on February 15, 2010 (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

               This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of February 7, 2000 (the "Warrant Agreement"), between the Company, Bank One Trust Company, N.A. (the "Initial Warrant Agent") and BankBoston N.A. (the "Warrant Agent," which term shall refer to the Initial Warrant Agent from the date hereof up to and excluding the Separation Date and thereafter, to the Warrant Agent, and includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request prior to the Separation Date to the Warrant Agent at Bank One Trust Company, N.A., One North State Street, 9th Floor, Chicago, Illinois 60602, Telecopy No: 312-407-1708, Attention: Corporate Trust Administration, and from the Separation Date, to the Warrant Agent at 150 Royal Street, Canton, Massachusetts, 02021, Telecopy No: 781-575-2549, Attention:
Corporate Trust Department.

               Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent. Payment of the Exercise Price in cash shall be made by


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certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose.

        This Warrant requires the Holder to comply with certain certification and opinion delivery requirements under certain circumstances in order to validly exercise the Warrant.

               As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time on or after August 15, 2000, provided, however, that no Warrant shall be exercisable after February 15, 2010.

               In the event the Company enters into a Combination, the Holder hereof will be entitled to receive upon exercise of the Warrants the kind and amount of shares of capital stock or other securities or other property of such surviving entity as the Holder would have been entitled to receive upon or as a result of the Combination had the Holder exercised its Warrants immediately prior to such Combination; provided, however, that in the event that, in connection with such Combination, consideration to holders of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive such cash distributions as the Holder would have received had the Holder exercised its Warrants immediately prior to such Combination, less the Exercise Price.

               As provided in the Warrant Agreement, the number of shares of Common Stock issuable upon the exercise of the Warrants and the Exercise Price are subject to adjustment upon the happening of certain events.

               The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.6 of the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the issuance of the Warrant Shares.

               Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

               All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.


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               The holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

               The Warrants do not entitle any holder hereof to any of the rights of a shareholder of the Company.

               This Warrant shall be governed by the laws of the State of New York.

               This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

                                        METRICOM, INC.

                                        By /s/ Timothy A. Dreisbach
                                           -------------------------------------
                                           Name: Timothy A. Dreisbach
                                           Title: President and CEO

DATED:

Countersigned:

/s/ Donna Fanning
--------------------------------------
BANK ONE TRUST COMPANY, N.A.
as Warrant Agent,


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               FORM OF ELECTION TO PURCHASE WARRANT SHARES (to be
                    executed only upon exercise of Warrants)

                                 METRICOM, INC.

               The undersigned hereby irrevocably elects to exercise Warrants at an exercise price per Warrant (subject to adjustment) of $87.00 to acquire 4.75 shares of Common Stock, par value $0.001 per share, of Metricom, Inc. on the terms and conditions specified within the Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to Metricom, Inc. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:____________, _____

                                     -----------------------------------
                                     (Signature of Owner)

                                     -----------------------------------
                                     (Street Address)


                                     -----------------------------------
                                     (City)        (State)    (Zip Code)

                                     Signature Guaranteed by:

                                     -----------------------------------
                                     Signature must be guaranteed by an
                                     eligible Guarantor Institution (generally,
                                     banks, stock brokers, savings and
                                     loan associations and credit
                                     unions) with membership in an
                                     approved guarantee medallion
                                     program pursuant to Securities
                                     and Exchange Commission
                                     Rule 17Ad-5
--------------

The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed.

Securities and/or check to be issued to:


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Please insert social security or identifying number:

         Name:
              ----------------------------------------------------

         Street Address:
                        ------------------------------------------

         City, State and Zip Code:
                                  --------------------------------

Any unexercised Warrants represented by the Warrant Certificate to be issued to:
         Please insert social security or identifying number:

         Name:
              ----------------------------------------------------

         Street Address:
                        ------------------------------------------

         City, State and Zip Code:
                                  --------------------------------


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